SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): December 12, 2002

RBC CENTURA BANKS, INC.

(Exact name of registrant as specified in charter)

North Carolina	1-10646	56-1688522
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1417 Centura Highway, Rocky Mount, North Carolina	27804

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:	(252) 454-4400

N/A

(Former name or former address, if changed since last report)

Item 4. Change in Registrant’s Certifying Accountant

On December 12, 2002, the Audit Committee of the Board of Directors of RBC Centura Banks, Inc. (“RBC Centura”) approved the recommendation to (i) formally engage Deloitte & Touche LLP (“D&T”) as the independent accountants for RBC Centura and (ii) dismiss PricewaterhouseCoopers LLP (“PWC”) as its independent accountants effective January 1, 2003. RBC Centura’s 2002 audited financial statements will be opined upon by PWC.

During the two most recent fiscal years ended December 31, 2001 and the subsequent interim period through December 12, 2002, (i) the financial statements of RBC Centura did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, and (ii) there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement.

RBC Centura has provided PWC with a copy of this Report, and has requested that PWC furnish RBC Centura with a letter addressed to the Commission stating whether it agrees with the statements made by RBC Centura. Such letter is attached as an exhibit of this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RBC CENTURA BANKS, INC.
Registrant
Date: December 17, 2002	By: /s/ Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit	Sequential Page Number
99	Letter from PWC addressed to the Commission	5